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                                  Exhibit 23


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in the Company's 1996 Form 10-K, into the Company's previously filed Registration Statement File No. 33-93942 and No. 33-87036.


                                                         /s/ Arthur Andersen LLP

Philadelphia, Pa.,
 September 20, 1996